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                                                                   EXHIBIT 10.29

                           INDEMNIFICATION AGREEMENT
                           -------------------------

          This Agreement, dated as of February 10, 1999, is between Michael Markovitz ("the Indemnifying Party") and Argosy Education Group, Inc. ("Argosy").

          The parties hereto agree as follows:

     1. Indemnification. The Indemnifying Party hereby agrees to indemnify and hold harmless against Argosy and its directors and officer from and against any and all losses, claims, damages, liabilities and judgments, whether for direct, special, indirect, incidental, exemplary, punitive or consequential damages and including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments arising out of or relating to the facts and circumstances surrounding the lawsuit captioned Charlena Griffith v. University Hospital, L.L.C.

     2. Indemnification Procedures. The Indemnifying Party shall continue to have sole control over the defense of the University Hospital case. In case any other action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 1 hereof (the "Indemnified Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred.

     3. Termination. This Agreement shall terminate and no longer be of any force or effect upon the agreement of the parties or if the Company shall not have consummated an initial public offering by April 1, 1999, unless extended.

     4. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the date first above written.


                              MICHAEL MARKOVITZ

                              /s/ Michael Markovitz
                              ----------------------------------------


                              ARGOSY EDUCATION GROUP, INC.

                              By: /s/ Harold O'Donnell
                                  ------------------------------------
                              Title: President